                      ADVANCED LIGHTING TECHNOLOGIES, INC.

          EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                 (IN THOUSANDS, EXCEPT PER SHARE DOLLAR AMOUNTS)

                                                                                 Three Months Ended March 31,
                                                             ----------------------------------------------------------------------
                                                                                1997                              1996
                                                             ----------------------------------------------------------------------
                                                                  Shares       Amount     EPS         Shares      Amount      EPS
                                                             ======================================================================

Income before extraordinary charge                                             $1,882                             $1,487
Less: Increase in warrants value                                                   --                                 --
                                                                               -------                            -------
INCOME BEFORE EXTRAORDINARY CHARGE
   ATTRIBUTABLE TO COMMON SHAREHOLDERS                                         $1,882                             $1,487
                                                                               =======                            =======
Net income                                                                     $1,882                             $1,455
Less: Increase in warrants value                                                   --                                 --
                                                                               -------                            -------
NET INCOME ATTRIBUTABLE TO COMMON
   SHAREHOLDERS                                                                $1,882                             $1,455
                                                                               =======                            =======

Sharebase:
   Shares deemed outstanding at beginning of period               10,845                               7,282
   Weighted average shares issued pursuant to
      public offering                                              2,452                               2,900
   Weighted average shares issued upon
      warrant conversion                                              --                                 536
   Weighted average shares issued in acquisition                      70                                  --
   Weighted average shares issued for exercise of
      stock options                                                   36                                  --
   Weighted average common share equivalents                         364                                  --
   Weighted average shares issued during the period                   --                                  28
   Weighted average shares issuable                                   35                                   3
                                                                 --------                            --------
                                                                  13,802                              10,749
                                                                 ========                            ========

Earnings (loss) per share:
   Income before extraordinary item                                                       $0.14                              $ 0.14
   Extraordinary charge                                                                      --                               (0.00)
                                                                                         ======                              ======
NET EARNINGS (LOSS) PER SHARE                                                             $0.14                               $0.14
                                                                                         ======                             =======



                                                                                  Nine Months Ended March 31,
                                                             ----------------------------------------------------------------------
                                                                                1997                               1996
                                                             ----------------------------------------------------------------------
                                                                 Shares        Amount     EPS        Shares       Amount       EPS
                                                             =======================================================================

Income before extraordinary charge                                             $4,502                               $958
Less: Increase in warrants value                                                   --                              1,350
                                                                               -------                             ------
INCOME (LOSS) BEFORE EXTRAORDINARY CHARGE
   ATTRIBUTABLE TO COMMON SHAREHOLDERS                                         $4,502                              ($392)
                                                                               =======                             ======
Net income                                                                     $4,502                               $823
Less: Increase in warrants value                                                   --                              1,350
                                                                               -------                             ------
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON
   SHAREHOLDERS                                                                $4,502                              ($527)
                                                                               =======                             ======

Sharebase:
   Shares deemed outstanding at beginning of period               10,845                               7,282
   Weighted average shares issued pursuant to
      public offering                                              2,285                               1,171
   Weighted average shares issued upon
      warrant conversion                                              --                                 216
   Weighted average shares issued in acquisition                      25                                  --
   Weighted average shares issued for exercise of
      stock options                                                   15                                  --
   Weighted average common share equivalents                         298                                 320
   Weighted average shares issued during the period                   --                                   9
   Weighted average shares issuable                                   35                                   1
                                                                ---------                             -------
                                                                  13,503                               8,999
                                                                =========                             =======

EARNINGS (loss) per share:
   Income (loss) before extraordinary item                                                 $0.33                            ($0.04)
   Extraordinary charge                                                                       --                             (0.02)
                                                                                         =======                           =======
NET EARNINGS (LOSS) PER SHARE                                                              $0.33                            ($0.06)
                                                                                         =======                           =======
